UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2022

Solo Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-40979

Delaware		87-1360865
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

1001 Mustang Dr.
Grapevine,	TX	76051
Address of Principal Executive Offices		Zip Code
(817) 900-2664
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	DTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On May 12, 2022, Solo Brands, Inc. (the “Company”) issued a press release regarding the Company’s financial results for its fiscal quarter ended March 31, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, is furnished herewith and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as expressly stated by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Change in Chief Financial Officer

As previously reported, on February 7, 2022, the Company announced that it and Sam Simmons, the Company’s Chief Financial Officer, mutually agreed that the Company would undertake a search for Mr. Simmons’ successor. On May 12, 2022, the Company announced that Mr. Simmons will step down as Chief Financial Officer, effective May 16, 2022 (the “Effective Date”), and that the Board of Directors (the “Board”) of the Company appointed Somer Webb as the Company’s Chief Financial Officer, effective upon the Effective Date. Mr. Simmons will remain with the Company as an employee to ensure a smooth transition.

Ms. Webb, age 43, previously served as Chief Financial Officer at Kent Outdoors, a sporting goods manufacturer, from February 2022 until April 2022. Prior to her time at Kent Outdoors, Ms. Webb served as Chief Financial Officer at Worldwide Express, a full-time, non-asset-based logistics provider (“Worldwide”), from February 2019 to January 2022, and as Senior Vice President of Finance at Worldwide, from May 2016 until January 2019. Prior to her time at Worldwide, Ms. Webb held leadership roles at multiple Fortune 500 companies, including Southwest Airlines, DaVita, Amazon and Yum Brands. She began her finance career at PepsiCo in 2004. Ms. Webb holds a B.B.A. in Management Information Systems from Baylor University and an M.B.A. from University of Texas at Arlington.

There are no arrangements or understandings between Ms. Webb and any other person pursuant to which she was appointed as Chief Financial Officer. Ms. Webb does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Ms. Webb has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year.

Chief Financial Officer Employment Agreement and Equity Awards

In connection with Ms. Webb’s appointment to Chief Financial Officer, the Company entered into an employment agreement, effective May 9, 2022 (the “Employment Agreement”), with Ms. Webb. The Employment Agreement provides that Ms. Webb will serve as Chief Financial Officer of the Company commencing on May 16, 2022 and will report directly to our Chief Executive Officer.

Under the Employment Agreement, Ms. Webb will receive an annual base salary of $500,000, which will be subject to annual review and may be adjusted from time to time by our Board. Ms. Webb is also eligible to participate in our annual performance bonus program as may be in effect from time to time and may be eligible to receive a cash performance-based bonus with a target opportunity equal to 40% of her annual base salary, with the potential to earn an amount up to an additional 40% of her annual base salary if the Company achieves certain performance accelerators, in each case prorated for partial years of service.

The Employment Agreement further provides that Ms. Webb will receive equity awards with an aggregate grant date fair value of $2,000,000, comprised of 50% restricted stock units (the “RSU Grant”) and 50% stock options (the “Option Grant”). The RSU Grant and the Option Grant will be granted under our 2021 Incentive Award Plan and will vest over four years, with 25% of each award vesting on the first anniversary of the grant date, followed by quarterly vesting thereafter, subject to Ms. Webb’s continued employment through each applicable vesting date. Ms. Webb is also eligible to participate in the broad-based health and welfare benefit plans maintained by the Company.
The Employment Agreement provides certain severance benefits upon Ms. Webb’s termination by the Company without “Cause” or by Ms. Webb for “Good Reason.” Upon such a termination, the Company will be obligated, subject to Ms. Webb’s timely execution of a release of claims, (a) to continue to pay Ms. Webb’s then-current base salary for twelve (12) months (the “severance period”), paid monthly in accordance with the Company’s payroll practices in effect on the date of termination (provided that such severance benefits shall cease if Ms. Webb begins any subsequent employment or consulting relationship during the severance period), and (b) subject to Ms. Webb’s timely election of continuation coverage, to reimburse Ms. Webb for monthly premiums with respect to any such continuation coverage for Ms. Webb and her eligible dependents until the earliest to occur of the end of the severance period, the date on which Ms. Webb is no longer eligible for such continuation coverage or the date on which Ms. Webb becomes eligible to participate in another plan that offers group health benefits.
The severance benefits will not be issued and, if already issued, will be subject to repayment, if (x) the Company discovers grounds for Cause existed prior to Ms. Webb’s termination of employment or (y) Ms. Webb breaches any of the restrictive covenants contained in the Employment Agreement.
Pursuant to the Employment Agreement, Ms. Webb will be subject to restrictive covenants and confidentiality obligations, including non-competition and non-solicitation restrictions that apply during the term of her employment and for two (2) years thereafter and perpetual non-disclosure and non-disparagement restrictions.

In addition, the Company entered into its standard indemnification agreement for directors and officers with Ms. Webb.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Appointment of New Directors

On May 11, 2022, the Board increased the size of the Board from six (6) to eight (8) directors and appointed each of Michael C. Dennison and David Powers to serve as members of the Board, in each case, effective May 16, 2022. Mr. Dennison will serve as a Class II director with a term expiring at the 2023 annual meeting of stockholders and until his successor is elected and qualified or his earlier death, resignation or removal. Mr. Powers will serve as a Class III director with a term expiring at the 2024 annual meeting of stockholders and until his successor is elected and qualified or his earlier death, resignation or removal. The Board also appointed Messrs. Dennison and Powers to serve as members of the Board’s audit committee, in each case, effective May 16, 2022.

In connection with his appointment to the Board, the Board determined that each of Mr. Dennison and Mr. Powers is independent under the independence standards of the New York Stock Exchange (the “NYSE”), and is independent under the rules of the NYSE and the Securities and Exchange Commission (the “SEC”) for purposes of service on the audit committee. There are no arrangements or understandings between Mr. Dennison or Mr. Powers and any other person pursuant to which they were selected as a director, and there are no relationships or transactions in which Mr. Dennison or Mr. Powers has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year. As non-employee directors of the Company, Messrs. Dennison and Powers will participate in the compensation program for non-employee directors as described under the heading “Director Compensation” in the Company's definitive proxy statement on Schedule 14A, filed with the SEC on April 13, 2022. In addition, the Company entered into its standard indemnification agreements for directors and officers with Messrs. Dennison and Powers.

Mr. Dennison, age 54, has served as Chief Executive Officer of Fox Factory Holding Corp. (“Fox”) since June 2019 and as a director of Fox since February 2018. Mr. Dennison initially joined Fox in August 2018 as President, Powered Vehicles Group. Prior to joining Fox, Mr. Dennison was most recently President and Chief Marketing Officer for Flex Ltd. (“Flex”) from February 2012 to August 2018. While at Flex, Mr. Dennison served in a number of other leadership roles, from leading the procurement and global supply chain organizations for the company, to serving as Senior Vice President of Business Management for both the High-Velocity Solutions group and the Mobile and Consumer Segment. Prior to joining Flex, he was the Regional Director at Arrow Electronics, based in New York. Mr. Dennison earned a Bachelor of Arts degree in liberal arts from Oregon State University in 1989.

Mr. Powers, age 56, has served as President and Chief Executive Officer of Deckers Outdoor Corporation, a global footwear and apparel company (“Deckers”), since 2016. Mr. Powers joined Deckers in 2012 and served in various roles with Deckers until being named President and Chief Executive Officer in 2016. Prior to joining Deckers, he held executive leadership roles at Converse, including four years as Vice President of Global Direct-to-Consumer where he successfully guided the expansion of the brand globally, and Timberland, where he led worldwide retail merchandising, marketing, visual and store design, as well as the creation of a sustainable line of footwear and apparel. Mr. Powers earned a B.S. in Marketing from Northeastern University.

Item 7.01 Regulation FD Disclosure

On May 12, 2022, the Company issued a press release announcing the appointment of Ms. Webb as Chief Financial Officer and the election of Messrs. Dennison and Powers to the Board, which is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 99.2 and incorporated herein by reference.

The information in Item 7.01 of this Report (including Exhibit 99.2 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number
99.1	Press Release issued by Solo Brands, Inc., dated May 12, 2022
99.2	Press Release issued by Solo Brands, Inc., dated May 12, 2022
10.1	Employment Agreement, dated May 9, 2022, by and between Solo Brands, Inc., Solo Brands, LLC and Somer Webb
104	Cover Page Interactive Data File embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solo Brands, Inc.
(Registrant)

Date:	May 12, 2022	By:	/s/ Kent Christensen
Kent Christensen
General Counsel